UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2014

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 1, 2014, The Bryn Mawr Trust Company (the “Buyer”), which is a wholly owned subsidiary of Bryn Mawr Bank Corporation (the “Corporation”), entered into a definitive Amendment (the “Amendment”) to that certain Stock Purchase Agreement, dated as of August 21, 2014 (the “Agreement”), by and among the Buyer, Donald W. Parker (“Parker), Edward F. Lee (together with Parker, the “Sellers”) and Powers Craft Parker and Beard, Inc. (“Powers Craft”).

The Amendment served to, among other things, add representations by Sellers and amend covenants of Seller and the Buyer with respect to indemnification and the extended reporting endorsement of Powers Craft’s current errors and omissions insurance policy (commonly known as “tail coverage”). In particular, the Buyer agreed to purchase tail coverage and to provide certain indemnification and thresholds with respect to pre-Closing liabilities of Powers Craft and the Sellers. Capitalized terms used but not defined herein have the meaning ascribed to them in the Agreement, as amended by the Amendment.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 2.1 hereto and incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 2.1	Amendment to Stock Purchase Agreement, dated as of October 1, 2014, by and among The Bryn Mawr Trust Company, Donald W. Parker, Edward F. Lee, and Powers Craft Parker and Beard, Inc. *

*	The schedules to the Agreement have been omitted in accordance with Item 601(b) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ J. Duncan Smith
Name:	J. Duncan Smith, CPA
Title:	EVP and CFO

Date: October 3, 2014

EXHIBITS INDEX

Exhibit	Description

Exhibit 2.1	Amendment to Stock Purchase Agreement, dated as of October 1, 2014, by and among The Bryn Mawr Trust Company, Donald W. Parker, Edward F. Lee, and Powers Craft Parker and Beard, Inc. *

*	The schedules to the Agreement have been omitted in accordance with Item 601(b) of Regulation S-K.